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                                                                            EXHIBIT 11
                                          THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                           COMPUTATION OF EARNINGS PER SHARE <F1>
                                        (Dollars in Thousands Except Per Share Data)
                                                          Year Ended December 31
                              1993             1992          1991       1990        1989
PRIMARY:

Net Income before effect of
  accounting changes            $125,279      $111,913      $94,557    $80,064      $70,600

Effect of accounting
   changes                          (512)      (24,640)          -           -            -

Add:  Dividends paid
  net of related income
  tax applicable to the
  Restricted Stock Plan              311           365          282        166          114

Net income, as adjusted         $125,078      $ 87,638      $94,839    $80,230      $70,714
Weighted average number
  of common shares
  outstanding                 72,607,363    72,168,964    70,440,108 65,186,536  65,272,576

Weighted average number of
  incremental shares in
  connection with assumed
  exercise of stock options
  based on the treasury stock
  method using average market
  price                        1,088,155     1,321,447       631,682    507,860     512,132


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Weighted average number
  of incremental shares
  in connection with
  the Restricted Stock
  Plan based on the
  treasury stock method
  using average unamortized
  deferred compensation and
  average market price         1,520,003     1,484,207     1,788,296  1,654,280   1,548,722

      Total                   75,215,521    74,974,618    72,860,086 67,348,676  67,333,430

Primary earnings per common and
  common equivalent share          $1.66         $1.17         $1.30      $1.19       $1.05


<F1>  Restated to reflect the two-for-one stock split effected in June 1992 in the form of a 100%
      stock dividend and the three-for-two stock split effected in June 1989 in the form of a 50%
      stock dividend.

                                                          - 1 -
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                                                                                 EXHIBIT 11
                                          THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                           COMPUTATION OF EARNINGS PER SHARE <F2>
                                        (Dollars in Thousands Except Per Share Data)

                                            Year Ended December 31
                                 1993          1992          1991       1990        1989
FULLY DILUTED:
Net Income before effect
  of accounting changes       $  125,279    $  111,913    $   94,557 $   80,064  $  70,600

Effect of accounting changes        (512)      (24,640)          -           -          -
After tax interest savings
  on assumed conversion
  of subordinated debentures       5,941         4,385           -           -          -

Add:  Dividends paid
  net of related income
  tax applicable to the
  Restricted Stock Plan              330           375           308        192         138

Net income, as adjusted       $  131,038    $   92,033    $   94,865 $   80,256  $   70,738
Weighted average number
  of common shares
  outstanding                 72,607,363    72,168,964    70,440,108 65,186,536  65,272,576
Assumed conversion of
  subordinated debentures      3,002,130     2,251,598           -         -            -
Weighted average number
  of incremental shares
  in connection with
  assumed exercise of
  stock options based on
  year-end market price
  when higher than
  average market prices
  and market prices
  on dates of exercise
  and termination              1,097,745     1,333,738       743,142    587,928     568,478


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Weighted average number
    of incremental shares
    in connection with the
    Restricted Stock Plan
    based on ending
    unamortized deferred
    compensation and ending
    or average market price,
    whichever is higher        1,598,026     1,525,738     1,929,348  1,816,944   1,715,020

          Total               78,305,264    77,280,038    73,112,598 67,591,408  67,556,074

  Fully diluted earnings
    per common and common
    equivalent share               $1.67         $1.19         $1.30      $1.19       $1.05

<F2>  Restated to reflect the two-for-one stock split effected in June 1992 in the form of a 100%
      stock dividend and the three-for-two  stock split effected in June 1989 in the form of a 50%
      stock dividend.
                                                          - 2 -
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